As filed with the Securities and Exchange Commission on November 29, 2011.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

BERMUDA	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Clarendon House

Church Street

Hamilton, Bermuda

(Address, including Zip Code, of Principal Executive Offices)

Helen of Troy Limited

2008 Stock Incentive Plan

(Full title of the plan)

Vincent D. Carson

c/o Helen of Troy L.P.

One Helen of Troy Plaza

El Paso, Texas 79912

(Name and address of agent for service)

(915) 225-8000

(Telephone number, including area code, of agent for service)

with a copy to:

W. Crews Lott

Baker & McKenzie LLP

2001 Ross Avenue, Suite 2300

Dallas, Texas 75201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Shares, par value $0.10 per share (1)	3,000,000	$27.37	(2)	$82,110,000	(2)	$9,409.81

(1)  Common shares of Helen of Troy Limited (the “Company”), $0.10 par value per share (the “Common Stock”), being registered hereby relate to the Helen of Troy Limited 2008 Stock Incentive Plan (the “Plan”). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act, on the basis of the average of the high and low sale prices of the Common Stock on The NASDAQ Global Select Market on November 25, 2011.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by the Company in order to register 3,000,000 shares of Common Stock, which shares are in addition to those previously registered on the Registration Statement on Form S-8 (File No. 333-154526) filed with the Securities and Exchange Commission on October 21, 2008 for issuance pursuant to the Plan. The contents of the Registration Statement on Form S-8 (File No. 333-154526) previously filed with the Commission on October 21, 2008 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following are filed as exhibits to this registration statement:

Exhibit No.	Description

4.1

Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed with the Commission on December 30, 1993 (Reg. No. 33-73594)).

4.2

Bye-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ending August 31, 2007, filed with the Commission on October 10, 2007).

5.1	Opinion of Conyers Dill & Pearman Limited.*

10.1

Helen of Troy Limited 2008 Stock Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on September 14, 2011).

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP.*

24.1	Power of Attorney (included on the signature page of this registration statement).*

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Paso, State of Texas, on this 29th day of November, 2011.

HELEN OF TROY LIMITED

By:	/s/ Gerald J. Rubin
Gerald J. Rubin
Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes Gerald J. Rubin to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Gerald J. Rubin as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Gerald J. Rubin	Chairman of the Board, Chief Executive Officer,	November 29, 2011
GERALD J. RUBIN	President and Director (Principal Executive Officer)

/s/ Thomas J. Benson	Senior Vice President, Chief Financial Officer	November 29, 2011
THOMAS J. BENSON

/s/ Richard J. Oppenheim	Financial Controller (Principal Accounting Officer)	November 29, 2011
RICHARD J. OPPENHEIM

/s/ Gary B. Abromovitz	Director	November 29, 2011
GARY B. ABROMOVITZ

/s/ John B. Butterworth	Director	November 29, 2011
JOHN B. BUTTERWORTH

/s/ Timothy F. Meeker	Director	November 29, 2011
TIMOTHY F. MEEKER

/s/ William F. Susetka	Director	November 29, 2011
WILLIAM F. SUSETKA

/s/ Adolpho R. Telles	Director	November 29, 2011
ADOLPHO R. TELLES

/s/ Darren G. Woody	Director	November 29, 2011
DARREN G. WOODY

EXHIBIT INDEX

Exhibit No.	Description

4.1

Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed with the Commission on December 30, 1993 (Reg. No. 33-73594)).

4.2

Bye-Laws of the Company, as amended (incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ending August 31, 2007, filed with the Commission on October 10, 2007).

5.1	Opinion of Conyers Dill & Pearman Limited.*

10.1

Helen of Troy Limited 2008 Stock Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the Commission on September 14, 2011).

23.1	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).*

23.2	Consent of Grant Thornton LLP.*

24.1	Power of Attorney (included on the signature page of this registration statement).*

* filed herewith